UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 28, 2005

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                   333-90272                56-1940918
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-0747

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)      Statement of Understanding for Purchase of Shares

On December 28, 2005, the Company entered into an agreement, the Statement of Understanding for Purchase of Shares of CompuPrint, Inc. (the "Statement of Understanding"), with Esterna Limited, a Cyprus limited company. Subject to various conditions precedent, including Esterna purchasing from the Company 500,000 shares of the Company's common stock at $1 per share, which was purchased on December 29, 2005, the Statement of Understanding provides for the sale of an additional 49,500,000 shares of the Company's common stock, on an "all or none" basis, for $49,500,000, at a closing that must be made by March 31, 2006.

Under the Statement of Understanding, the Company is not precluded from selling equity securities to third parties in total amount not exceeding $10,000,000 at a price of not less than $1 per share. To the extent that any such sales prior to the closing result in an amount of common stock outstanding that is greater than 50,000,000 shares, Esterna shall also receive at the closing, the amount of one-year warrants to purchase such additional amount of common stock, exercisable at $1 a share, that equals the amount of the Company's common stock outstanding immediately prior to the closing that is more than 50,000,000 shares. The purpose is to insure that Esterna has the ability to purchase up to such amount of shares as equals 50% of the Company's outstanding shares, should it chose to exercise the warrants.

The Company makes no representation that a closing with Esterna will be effected by March 31, 2006. Among other things, the Company did not receive any representation that Esterna presently has the funds or ability to pay the purchase price, and the transaction may require shareholder approval under the laws of the state in which the Company is incorporated and shareholder approval of a change in the Company's capitalization, and may trigger various "change in control" provisions pursuant to employment agreements and acceleration of vesting of outstanding unvested stock options. The transactions contemplated by the Statement of Understanding are subject to due diligence investigations by the parties and various conditions precedent. Conditions precedent to a closing include entering into such contracts of sale and other ancillary agreements that are commonly associated with similar transactions, for example, a shareholders' agreement, voting proxies, and certain other agreements, including new employment agreements with the Company's management for five year terms with increased compensation. In the event that the transactions contemplated by the Statement of Understanding are consummated, the Company will nominate to its Board three designees of Esterna, thereby increasing the board to six persons. In the event that the transactions contemplated by the Statement of Understanding are consummated, Esterna and the Company's current controlling shareholders (Ivan Railyan, Roman Rozenberg and Dan Brecher, hereinafter the "Railyan Group") shall be subject to a voting agreement providing for equal voting rights as to Esterna on one hand and the Railyan Group on the other hand.

(b)      Amendment of Terms of Certain Outstanding Stock Options

On December 29, 2005, the Board of Directors approved the accelerated vesting of certain outstanding stock options previously granted to two officers. Such approval accelerated the vesting of unvested employee stock options granted with an exercise price equal to or greater than $0.80 per share. As of December 29, 2005, the trading price for the Company's common stock was $0.45 per share.

As a result of the acceleration, unvested options to purchase approximately 1,163,333 shares of the Company's common stock became fully vested and immediately exercisable as of December 30, 2005. The affected stock options have exercise prices ranging from $0.80 to $1.00 per share. The stock options which were accelerated are the following:

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      (1)   Stock options, granted to Dmitry Vilbaum, the Company's Chief
            Operating Officer, pursuant to an employment dated June 13, 2005, to purchase 413,333 shares of the Company's common stock, exercisable for five years at $0.80 per share, which were formerly subject to vest at the following rate: options to purchase 310,000 shares to vest on June 13, 2006; additional options to purchase 51,667 shares to vest on June 13, 2007; and the remaining options to purchase 51,666 shares to vest on June 13, 2008.
      (2) Stock options, granted to Mr. Vilbaum pursuant to an option agreement dated June 29, 2005, to purchase 500,000 shares of the Company's common stock, exercisable for five years at $1.00 per share, which were formerly subject to vest at the following rate: options to purchase 375,000 shares to vest on June 29, 2006; additional options to purchase 62,500 shares to vest on June 29, 2007; and the remaining options to purchase 62,500 shares to vest on June 29, 2008.
      (3) Stock options, granted to Kenneth Oh, the Company's Secretary, pursuant to an option agreement dated May 20, 2005, to purchase 250,000 shares of the Company's common stock, exercisable for five years at $0.80 per share, which were formerly subject to vest at the following rate: options to purchase 187,500 shares to vest on May 20, 2006; additional options to purchase 31,250 shares to vest on May 20, 2007; and the remaining options to purchase 31,250 shares to vest on May 20, 2008.

The stock options granted pursuant to option agreements were further amended to provide that if the optionee's employment with the Company is terminated for any reason other than for "cause" within six months preceding, or one year following, an event of a "change of control", the applicable exercise period shall be for a period of five years from the date of the original issuance date of the options.

(c)      2005 Stock Incentive Plan

On December 29, 2005, the Company's Board of Directors adopted the CompuPrint, Inc. 2005 Stock Incentive Plan (the "Plan"). The Plan has not yet been submitted for shareholder approval. The Plan provides for various types of awards, including stock options, stock awards, and stock appreciation rights, denominated in shares of the Company's common stock to employees, officers, non-employee directors and agents of the Company and its participating subsidiaries. The purposes of the Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee interests with those of the Company's shareholders. The Plan is to be administered by the Board of Directors. The Plan prohibits the repricing of awards issued under the Plan. The maximum aggregate number of shares of common stock that may be granted under the Plan is 5 million shares, subject to an evergreen provision, provided that not more than 1 million shares may be issued as awards of incentive stock options. The evergreen provision provides that for a period of nine years, the aggregate number of shares of common stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the five percent (5%) of the Company's outstanding shares, on a diluted basis, or such lesser number of shares as determined by the Board. Unless terminated earlier by the Board, the Plan will terminate on December 28, 2015.

(d)      Nonincentive Stock Option Grants

On December 29, 2005, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $0.50 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to the following employees:

       Ivan Railyan, President                              500,000 options
       Roman Rozenberg, Chief Executive Officer             500,000 options
       Dan Brecher, Managing Director                       500,000 options
       Dmitry Vilbaum, Chief Operating Officer              250,000 options
       Kenneth Oh, Secretary                                250,000 options
       Viktor Andreev                                       250,000 options


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(e)      Executive Compensation

On December 29, 2005, the Board of Directors declared compensation bonuses for the 2005 calendar year for executive officers, as follows:

       Ivan Railyan, President                              $75,000
       Roman Rozenberg, Chief Executive Officer             $75,000
       Dan Brecher, Managing Director                       $75,000
       Dmitry Vilbaum, Chief Operating Officer              $25,000
       Kenneth Oh, Secretary                                $25,000

(f)      Amendments to Certain Executive Employment Agreements

On December 29, 2005, the Board of Directors approved certain matters in connection with amendments to employment agreements with Ivan Railyan, President, Roman Rozenberg, Chief Executive Officer, and Dan Brecher, Managing Director.

Each of their employment agreements were amended to provide for a base salary commencing with fiscal year 2006 at the annual rates of $247,500 for Mr. Railyan, $238,500 for Mr. Rozenberg, and $135,000 for Mr. Brecher, and that the employee shall be entitled to a performance bonus or other bonus as determined by the Board of Directors.

As amended, each of employment agreements provide that, prior to the consummation of an actual "change in control" event, the Company and the employee shall in good faith negotiate a new employment agreement, whereby it is contemplated that employee would continue to render similar services in an executive capacity for a term of no less than five years, on improved terms and conditions as to salary and benefits, recognizing that additional duties, responsibilities and certain waivers are contemplated by such "change in control".

As amended, each of the three employment agreements contains tax gross-up provisions relating to compensation or to any excise tax and income tax that the employee incurs by reason of receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosures provided above in Item 1.01(d) of this Form 8-K, with respect to the Company's issuances of stock options. The issuances of the securities were made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On December 29, 2005, in a transaction deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, the Company entered into a Securities Purchase Agreement with Esterna Limited, a Cyprus limited company that represented to the Company that it is an accredited investor, pursuant to which the Company sold 500,000 shares of common stock. The Company applied the proceeds of $500,000 from the sale of the securities to its working capital.

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On January 3, 2006, the Company's subsidiary, Tierra Nevada Exploration Partners, LP, received offers for oil and gas leases, pursuant to a competitive oral sale of Federal lands in the State of Nevada conducted in December 2005 by the Bureau of Land Management, an agency within the U.S. Department of the Interior. The leases are for two separate parcels of land, totaling approximately 1,240.44 acres. The accepted bid amounts totaled $33,417. The bids were made without detailed knowledge of the condition of the properties, accessibility to the properties, their suitability for oil and gas operations, the history of prior operations on such properties, the amount of any proven or probable reserves in the properties, or the potential economic significance of the properties. Generally, leases from the Bureau of Land Management issue for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The leases are effective as of January 1, 2006.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS

Exhibit Number             Description of Exhibit

2.1*              Statement of Understanding for Purchase of Shares of
                  CompuPrint, Inc.
10.1*             Securities Purchase Agreement, with Esterna Limited, December
                  2005
10.2*             Addendum to Employment Agreement, Dmitry Vilbaum, December
                  2005
10.3*             Addendum to Option Agreement, Dmitry Vilbaum, December 2005
10.4*             Addendum to Option Agreement, Kenneth Oh, December 2005
10.5*             2005 Stock Incentive Plan
10.6*             Form of Grant Award of Nonincentive Options issued December
                  2005 pursuant to 2005 Stock Incentive Plan
10.7*             Addendum to Employment Agreement, Ivan Railyan, December 2005
10.8*             Addendum to Employment Agreement, Roman Rozenberg, December
                  2005
10.9*             Addendum to Employment Agreement, Dan Brecher, December 2005

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* Filed herewith.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMPUPRINT, INC.


Date: January 4, 2006           By:     /s/ Roman Rozenberg
                                   ---------------------------------------------
                                        Roman Rozenberg, Chief Executive Officer



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